April 29, 2005

Division of Corporate Regulation
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:   Information Supplemental to Annual Report on
        Form U5S for Entergy Corporation and Subsidiaries
        ("Form U5S") Relating to Participation in
        Nuclear Electric Insurance Limited ("NEIL") and
        Nuclear Mutual Limited ("NML")

Gentlemen:

As Chief Accounting Officer of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and System Energy Resources, Inc. ("System Energy"), I hereby advise you, as information supplemental to that set forth in the Form U5S for the year ended December 31, 2004, that the attached schedules represent premium payments made to NEIL and NML during 2004 and premium distributions and credits received from NML and NEIL during 2004.

Sincerely,

/s/ Nathan E. Langston

Nathan E. Langston
Senior Vice President and Chief Accounting Officer

NEL/ecc
Attachments

2004 Form U5S
Updated 12/27/04	2004 Premiums Paid to NEIL and EIM
NEIL I
	Period	Trans Date	Amount	Type of Trans	Plant	Company

Accidental Outage	4/1/03-4/1/04	3/30/2004	(2,192,463)	Credit	ANO	EAI
	4/1/03-4/1/04	3/30/2004	(193,857)	Credit	RB	EGSI
	4/1/03-4/1/04	3/30/2004	(344,015)	Credit	W3	ELI
	4/1/03-4/1/04	3/30/2004	(85,879)	Credit	GG	EAI
	4/1/03-4/1/04	3/30/2004	(50,458)	Credit	GG	ELI
	4/1/03-4/1/04	3/30/2004	(94,941)	Credit	GG	EMI
	4/1/03-4/1/04	3/30/2004	(49,199)	Credit	GG	ENOI
	4/1/03-4/1/04	3/30/2004	(25,453)	Credit	Pilgrim	ENGC
	4/1/03-4/1/04	3/30/2004	(25,726)	Credit	IP2	IP2
	4/1/03-4/1/04	3/30/2004	(26,349)	Credit	IP3	IP3
	4/1/03-4/1/04	3/30/2004	(21,359)	Credit	Fitzpatrick	Fitz
	4/1/03-4/1/04	3/30/2004	(14,639)	Credit	VY	VY
	4/1/04-4/1/05	3/30/2004	241,356	Prem	W3	ELI
	4/1/04-4/1/05	3/30/2004	-	Prem	RB	EGSI
	4/1/04-4/1/05	3/30/2004	-	Prem	ANO	EAI
	4/1/04-4/1/05	3/30/2004	6,250	Prem	GG	ENOI
	4/1/04-4/1/05	3/30/2004	6,250	Prem	GG	ELI
	4/1/04-4/1/05	3/30/2004	6,250	Prem	GG	EAI
	4/1/04-4/1/05	3/30/2004	6,250	Prem	GG	EMI
	4/1/04-4/1/05	3/30/2004	506,272	Prem	Pilgrim	ENGC
	4/1/04-4/1/05	3/30/2004	661,481	Prem	IP2	IP2
	4/1/04-4/1/05	3/30/2004	599,558	Prem	IP3	IP3
	4/1/04-4/1/05	3/30/2004	496,797	Prem	Fitzpatrick	Fitz
	4/1/04-4/1/05	3/30/2004	447,144	Prem	VY	VY
Total			(146,730)

NEIL
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Primary Property	4/1/03-4/1/04	3/30/2004	(309,851)	Credit	ANO	EAI
	4/1/03-4/1/04	3/30/2004	(1,202,956)	Credit	GG	SERI
	4/1/03-4/1/04	3/30/2004	(324,921)	Credit	W3	ELI
	4/1/03-4/1/04	3/30/2004	(83,208)	Credit	RB	EGSI
	4/1/03-4/1/04	3/30/2004	(27,208)	Credit	Fitz	Fitzpatrick
	4/1/03-4/1/04	3/30/2004	(34,285)	Credit	IP3	IP3
	4/1/03-4/1/04	3/30/2004	(25,650)	Credit	IP2	IP2
	4/1/03-4/1/04	3/30/2004	(38,878)	Credit	Pilgrim	ENGC
	4/1/03-4/1/04	3/30/2004	(13,324)	Credit	VY	VY
	4/1/04-4/1/05	3/30/2004	868,635	Prem	ANO	EAI
	4/1/04-4/1/05	3/30/2004	658,145	Prem	GG	SERI
	4/1/04-4/1/05	3/30/2004	566,965	Prem	W3	ELI
	4/1/04-4/1/05	3/30/2004	544,655	Prem	RB	EGSI
	4/1/04-4/1/05	3/30/2004	512,645	Prem	Fitz	Fitzpatrick
	4/1/04-4/1/05	3/30/2004	634,914	Prem	IP3	IP3
	4/1/04-4/1/05	3/30/2004	701,747	Prem	IP2	IP2
	4/1/04-4/1/05	3/30/2004	430,195	Prem	Pilgrim	ENGC
	4/1/04-4/1/05	3/30/2004	344,350	Prem	VY	VY
Total			3,201,970

NEIL II
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Excess Property	4/1/03-4/1/04	3/30/2004	(1,350,528)	Credit	ANO	EAI
	4/1/03-4/1/04	3/30/2004	(1,237,882)	Credit	GG	SERI
	4/1/03-4/1/04	3/30/2004	(926,344)	Credit	W3	ELI
	4/1/03-4/1/04	3/30/2004	(676,208)	Credit	RB	EGSI
	4/1/03-4/1/04	3/30/2004	(33,631)	Credit	Fitz	Fitzpatrick
	4/1/03-4/1/04	3/30/2004	(30,895)	Credit	IP3	IP3
	4/1/03-4/1/04	3/30/2004	(21,165)	Credit	IP2	IP2
	4/1/03-4/1/04	3/30/2004	(35,717)	Credit	Pilgrim	ENGC
	4/1/03-4/1/04	3/30/2004	(10,239)	Credit	VY	VY
	4/1/04-4/1/05	3/30/2004	455,324	Prem	W3	ELI
	4/1/04-4/1/05	3/30/2004	530,745	Prem	RB	EGSI
	4/1/04-4/1/05	3/30/2004	586,613	Prem	ANO	EAI
	4/1/04-4/1/05	3/30/2004	455,324	Prem	GG	SERI
	4/1/04-4/1/05	3/30/2004	325,075	Prem	Pilgrim	ENGC
	4/1/04-4/1/05	3/30/2004	316,988	Prem	Fitz	Fitzpatrick
	4/1/04-4/1/05	3/30/2004	192,668	Prem	IP3	IP3
	4/1/04-4/1/05	3/30/2004	212,948	Prem	IP2	IP2
	4/1/04-4/1/05	3/30/2004	295,963	Prem	VY	VY
Total			(950,961)

Total NEIL			2,104,279

EIM
	Period	Trans Date	Amount	Type of Trans	Plant	Company
Directors & Officers	7/1/04-05	6/30/2004	1,550,000	Prem
Excess Liability	11/1/04-05	10/31/2004	925,033	Prem
Employment Practice	11/1/04-05	10/31/2004	91,413	Prem
Professional Liability	11/1/04-05	10/31/2004	-	Prem
Workers Comp	11/1/04-05	10/31/2004	100,000	Prem
Total EIM			2,666,446

NOTE: NML merged with NEIL in late 1997. NEIL is a nuclear mutual insurance company. EIM is a non-nuclear mutual insurance company.